UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2015

Synergetics USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10382	20-5715943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3845 Corporate Centre Drive, O’Fallon, Missouri 63368

(Address of principal executive offices, zip code)

(636) 939-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

As previously disclosed, on September 1, 2015, Synergetics USA, Inc. (the “Company” or “Synergetics”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Valeant Pharmaceuticals International, a Delaware corporation (“VPI”) and Blue Subsidiary Corp., a Delaware corporation (the “Purchaser”). The Purchaser is a wholly owned subsidiary of VPI, which is a wholly owned subsidiary of Valeant Pharmaceuticals International, Inc., a Canadian corporation (“Valeant”). In accordance with the terms of the Merger Agreement, the Purchaser commenced a tender offer (the “Offer”) to purchase all outstanding shares of common stock, par value $0.001 (each, a “Share”) of Synergetics, at a price per Share of $6.50, net to the holder in cash (less any applicable withholding taxes and without interest), plus one contractual contingent value right per Share, which represents the right to receive up to two contingent payments, if any, of up to $1.00 in the aggregate net to the holder in cash (less any applicable withholding taxes and without interest) (together, the “Offer Price”), upon the terms and subject to the conditions set forth in the Contingent Value Rights Agreement, dated September 16, 2015, by and between VPI and American Stock Transfer & Trust Company, LLC (the “CVR Agreement”), filed as Exhibit (a)(1)(G) to the Tender Offer Statement on Schedule TO (as amended or supplemented from time to time) filed by Valeant, VPI and the Purchaser with the Securities and Exchange Commission (“SEC”) on September 16, 2015.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with completion of the Merger (as defined below) on October 15, 2015, all amounts due and owing under the Amended and Restated Loan and Security Agreement (the “Credit Agreement”), dated as of December 16, 2104, by and among Synergetics and certain of its subsidiaries, as borrowers, and Regions Bank, as lender were paid and the Credit Agreement was terminated in accordance with its terms. The material terms of the Credit Agreement are described in Synergetics’ Current Report on Form 8-K filed on December 17, 2014. Such descriptions are hereby incorporated into this Current Report by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosures under the Introductory Note and Item 3.01 are each incorporated herein by reference. The Offer expired at 11:59 p.m., New York City time, on October 14, 2015 (the “Expiration Time”), as scheduled and was not extended. American Stock Transfer & Trust Company, LLC, the depositary for the Offer (the “Depositary”), has advised VPI and the Purchaser that as of the Expiration Time 18,271,479 Shares were validly tendered into and not properly withdrawn from the Offer, representing approximately 72.1% of the 25,336,321 outstanding Shares as of the Expiration Time. Additionally, the Depositary has advised VPI and the Purchaser that as of the Expiration Time Notices of Guaranteed Delivery had been delivered with respect to 2,978,556 additional Shares, representing approximately 11.8% of the outstanding Shares as of the Expiration Time. The Purchaser has accepted for payment all Shares validly tendered into the Offer and not properly withdrawn.

On October 15, 2015, the Purchaser merged with and into Synergetics (the “Merger”), with Synergetics as the surviving corporation and a wholly owned subsidiary of VPI (the “Surviving Corporation”). The Merger was governed by Section 251(h) of the Delaware General Corporation Law (the “DGCL”), with no stockholder vote of Synergetics required to consummate the Merger. At the effective time of the Merger (the “Effective Time”), each outstanding Share, other than (i) Shares held by Synergetics or owned by Valeant, VPI or the Purchaser, or by any direct or indirect wholly owned subsidiary of Synergetics, VPI or Valeant, all of which will be cancelled and will cease to exist and (ii) Shares owned by stockholders of Synergetics who properly exercise and perfect their appraisal rights under Section 262 of the DGCL, if any, was converted into the right to receive an amount of cash equal to the Offer Price.

The foregoing description of the Offer, the Merger and the Merger Agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on September 2, 2015 and which is incorporated herein by reference.

On October 15, 2015, Valeant issued press releases announcing both the expiration and results of the Offer, and the consummation of the Merger thereafter. Copies of the press releases are filed as Exhibits 99.1 and 99.2 hereto and are incorporated by reference herein.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the transactions described in Item 2.01 of this Current Report on Form 8-K, which are incorporated herein by reference, the Company (a) notified the NASDAQ Stock Market LLC (“NASDAQ”) of the consummation of the Merger and (b) requested that NASDAQ (i) suspend trading of the Shares effective as of the close of trading on October 15, 2015, and (ii) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also intends to file a Form 15 with the SEC requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03. Material Modification to Rights of Security Holders.

As a result of the Merger and at the Effective Time of the Merger, each Share issued and outstanding immediately prior to the Effective Time, other than (i) any Shares held in the treasury of Synergetics and each Share owned by the Purchaser, VPI or any direct or indirect wholly owned subsidiary of VPI or by Synergetics immediately prior to the Effective Time which have been canceled without any conversion thereof and no payment or distribution will be made with respect thereto and (ii) any Shares owned by Synergetics’ stockholders who properly exercise and perfect their appraisal rights under Section 262 of the DGCL, if any, were automatically cancelled and converted into the right to receive an amount of cash equal to the Offer Price. At the Effective Time, the holders of such Shares ceased to have any rights as stockholders of Synergetics (other than their right to receive the Offer Price).

The information set forth in the Introductory Note, Item 2.01, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

As a result of the Purchaser’s acceptance of Shares validly tendered and not properly withdrawn pursuant to the Offer prior to the Expiration Time and the consummation of the Merger pursuant to Section 251(h) of the DGCL, a change in control of Synergetics has occurred. Upon the consummation of the Merger, Synergetics became a wholly owned subsidiary of VPI.

The aggregate consideration required to purchase all the issued and outstanding Shares validly tendered and not withdrawn pursuant to the Offer, acquire all the remaining issued and outstanding Shares pursuant to the Merger and to cancel or acquire the underlying Shares with respect to all outstanding options and equity awards granted by Synergetics is approximately $169 million in upfront cash payments (such payments to be paid out of a combination of cash on hand and borrowings under available credit facilities of Valeant and VPI), without giving effect to related transaction fees and expenses, and 26,664,675 CVRs, which represent the right to receive up to a maximum aggregate amount of $26,664,675 if specified sales milestones are achieved within the agreed upon time period, upon the terms and subject to the conditions set forth in the CVR Agreement.

The information set forth in Item 2.01, Item 3.01, Item 3.02 and Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the directors and officers of the Purchaser immediately prior to the Effective Time became the directors and officers of Synergetics following the Effective Time. Accordingly, at the Effective Time, each of Mr. David M. Hable, Mr. Lawrence C. Cardinale, Ms. Juanita H. Hinshaw, Mr. D. Graeme Thomas and Mr. Robert H. Blankemeyer resigned as directors of Synergetics and any committee thereof. Each director resigned in accordance with the Merger Agreement, and no director resigned because of any disagreement with the Company on any matter relating to Synergetics’ operation, policies, or practices. Also at the Effective Time, Mr. David M. Hable, the President and Chief Executive Officer, Ms. Pamela Boone, the Executive Vice President and Chief Financial Officer, Mr. Michael Fanning, Vice President of Domestic Sales, Mr. Jason Stroisch, Vice President, Marketing & Technology and Ms. Joan Kraus, Vice President, Regulatory Affairs / Quality Assurance, ceased being executive officers of Synergetics.

At the Effective Time, Mr. J. Michael Pearson assumed the role of director, President and Chief Executive Officer of Synergetics, Mr. Robert L. Rosiello assumed the role of director, Executive Vice President and Chief Financial Officer of Synergetics, Mr. Robert R. Chai-Onn assumed the role of director Executive Vice President, General Counsel and Corporate Secretary of Synergetics and Ari S. Kellen assumed the role of Executive Vice President of Synergetics. Information about Messrs. Pearson, Rosiello, Chai-Onn and Kellen is contained in Schedule A to the Offer to Purchase, dated September 16, 2015, filed by Valeant, VPI and the Purchaser as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO, originally filed with the SEC on September 16, 2015, as subsequently amended, which information is incorporated herein by reference.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change of Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, Synergetics’ Amended and Restated Certificate of Incorporation was amended and restated (the “Amended Certificate of Incorporation”) and Synergetics’ Amended and Restated Bylaws were amended and restated (the “Amended By-laws”).

The Amended Certificate of Incorporation and the Amended By-laws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 1, 2015, by and among Valeant Pharmaceuticals International, Blue Subsidiary Corp. and Synergetics USA, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Synergetics with the SEC on September 2, 2015).

3.1	Amended and Restated Certificate of Incorporation of Synergetics USA, Inc.*

3.2	Amended and Restated Bylaws of Synergetics USA, Inc.*

99.1	Press Release issued by Valeant Pharmaceuticals International, Inc., dated October 15, 2015 (incorporated by reference to Exhibit (a)(5)(F) to Schedule TO/A filed by Valeant, VPI and the Purchaser with the SEC on October 15, 2015).

99.2	Press Release issued by Valeant Pharmaceuticals International, Inc., dated October 15, 2015.*

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNERGETICS USA, INC.

Date: October 15, 2015	By:	/s/ Robert R. Chai-Onn
	Name:	Robert R. Chai-Onn

	Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 1, 2015, by and among Valeant Pharmaceuticals International, Blue Subsidiary Corp. and Synergetics USA, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Synergetics with the SEC on September 2, 2015).

3.1	Amended and Restated Certificate of Incorporation of Synergetics USA, Inc.*

3.2	Amended and Restated Bylaws of Synergetics USA, Inc.*

99.1	Press Release issued by Valeant Pharmaceuticals International, Inc., dated October 15, 2015 (incorporated by reference to Exhibit (a)(5)(F) to Schedule TO/A filed by Valeant, VPI and the Purchaser with the SEC on October 15, 2015).

99.2	Press Release issued by Valeant Pharmaceuticals International, Inc., dated October 15, 2015.*

*	Filed herewith